UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2009


BLAST APPLICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)


Delaware

000-53128

80-0031924
(State or Other Jurisdiction of
Incorporation)

(Commission File Number)

(I.R.S. Employer
Identification Number)

Blast Applications, Inc.
1 West Ames Court
Suite 240
Plainview, NY 11803
(Address of principal executive offices)

(516) 513-1506
(Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


Item 1 - Registrant's Business and Operations

No change.

Item 2 - Financial Information

No change.

Item 4 - Matters Relating to Accountants and Financial Statements

Item 4.01 - Changes in Registrant's Certifying Accountant

On October 14, 2009 the Company engaged independent certified public accountant Robert Ippolito of Master Tax Services, Inc. to replace the Company's previous auditing firm, Moore & Associates Chartered, as the Company's new independent certified registered public accounting firm.

Item 5 - Corporate Governance and Management

No change.

Item 8 - Other Events

Item 8.01 - Other Events

As reported in the Company's 8k filed on October 14, 2009,
The Company's Board of Directors resolved to spin off its wholly owned subsidiary Big Pants Media, Inc. ("Big Pants") to the existing shareholders of Blast Applications, Inc. and set the record date for receipt of the dividend on Tuesday, October 20, 2009.
(the "Record Date"). Existing shareholders of Blast Applications, Inc.
as of the Record Date will receive one (1) share of Big Pants common stock for every one hundred (100) shares of the Corporation's common stock currently owned by existing shareholders of the Corporation's common stock. The distribution of the dividend of Big Pants common stock payable shall take place approximately thirty (30) days from the Record Date in either book entry or certificate form, at the discretion of the board of directors of Blast Applications, Inc.

As part of the transaction, Big Pants Media, Inc. will also take over certain liabilities and obligations originally accrued to the Company's balance sheet on behalf of Big Pants Media, Inc.

Item 9 - Financial Statements and Exhibits

No change.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLAST APPLICATIONS, INC. (Registrant)

Date:	October 19, 2009



Candido Dino Luzzi
Chairman and Chief Executive Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLAST APPLICATIONS, INC.

October 19, 2009

By: /s/ Candido Dino Luzzi
Candido Dino Luzzi
Chairman and Chief Executive Officer